Exhibit 99.1

ITEM 1.	BUSINESS

Forward-Looking Statements

Certain statements set forth in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the safe harbor provisions created by such sections. When used in this report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” and similar expressions are intended to identify forward-looking statements. Although Hughes Supply, Inc. (as used throughout this report, “Hughes”, the “Company” or the “Registrant” refers to Hughes Supply, Inc. and its subsidiaries, except where the context otherwise requires) believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results or events may differ significantly from those indicated in such forward-looking statements as a result of various important factors. These factors are discussed further in the caption Risk Factors below. The Company assumes no obligation to publicly update or revise its forward-looking statements. The following should be read in conjunction with the Company’s consolidated financial statements and the notes thereto filed as part of this report.

Fiscal Year

The fiscal year of the Company is a 52 or 53-week period ending on the last Friday in January. Fiscal year 2003 contained 53 weeks while fiscal years 2002 and 2001 contained 52 weeks. The additional week in fiscal 2003 was included in the first quarter.

Business

Hughes Supply, Inc., founded in 1928, is a diversified wholesale distributor of construction and industrial materials, equipment, and supplies to commercial construction, residential construction, industrial, and public infrastructure markets in North America. Headquartered in Orlando, Florida, the Company distributes over 300,000 products through 451 wholesale branches located in 34 states. These branches are organized on a product line basis. The Company’s principal customers are electrical, plumbing, mechanical, fire protection, and underground utility contractors, electric utility customers, property management and property development companies, municipalities and government agencies, telecommunication companies, and industrial companies. Industrial companies include businesses in the petrochemical, food and beverage, pulp and paper, mining, pharmaceutical, and marine industries.

The Company’s mission is to be the best in customer service in each of the industries it serves, while also being the most efficient. To meet that challenge, the Company uses its strength of diversity. The Company’s primary focus is on offering customers the finest in Solutions, Supply and Service.

During the first quarter of fiscal 2003, the Company completed the reorganization of its management structure, which started in fiscal 2002 after the new president and chief operating officer had been with the Company for several months and a new strategic direction set. In connection with this reorganization, the Company initiated centralization programs in vendor relations, customer service, and support service areas. These programs are designed to leverage these functions across the entire Company. The branch operations were then reorganized under the management of three group (“Group”) presidents, who each oversee a group of product lines, compared to being managed by five Group presidents in the prior fiscal year. The Group presidents oversee regional managers, who are directly responsible for managing the Company’s businesses.

Exhibit 99.1

Based on the requirements of Statement of Financial Accounting Standards (“FAS”) 131, Disclosures about Segments of an Enterprise and Related Information, which aligns financial reporting with management structure and responsibility, the Company is organized on a product line basis into six reportable segments, and an All Other category, which is comprised of the remaining product lines. These segments include the following:

•	Water & Sewer

•	Plumbing/Heating, Ventilating and Air Conditioning (“HVAC”)

•	Electrical

•	Industrial Pipe, Valves and Fittings (“PVF”)

•	Utilities

•	Maintenance, Repair and Operations (“MRO”)

•	All Other, which includes Building Materials, Fire Protection, and Mechanical Industrial product lines

This is the basis management uses for making operating decisions and assessing performance, and is on a basis consistent with how business activities are reported internally to management and the board of directors. This product-driven organizational structure is designed to enhance the Company’s competitive position in the marketplace by intensifying the Company’s focus on satisfying customer needs, strengthening vendor relationships, and streamlining the decision-making processes of the Company. Financial information about the Company’s operating segments is set forth in note 16 of the notes to the consolidated financial statements filed as part of this report.

Products

The Company focuses on distributing construction and industrial products that leverage its strengths in inventory management, purchasing, specialized sales forces by product category, distribution and logistics, credit management, and information technology. The Company has intensified its focus on providing value-added products and services, including integrated supply arrangements, high-density polyethylene fusion services, leak detection services, fabrication, rental equipment, maintenance and repair, facilities management, and the development of national accounts. The Company distributes products and offers services in the following operating segments:

Water & Sewer

The Water & Sewer segment, which represented 28.6% of the Company’s consolidated net sales in fiscal 2003, operates throughout the Southeastern United States through 102 branches located in 21 states. This segment provides a complete line of water, sewer, and storm-drain products to serve the needs of both contractors and municipalities in all aspects of the water and wastewater industries. Also included in this product category is the Company’s concrete business, which manufactures pre-fabricated concrete vaults used for sewer and storm drain applications.

Customers. The Water & Sewer product line primarily serves the commercial and public infrastructure markets through customers such as underground utility contractors, utility companies, telecommunications companies, site developers, municipalities, and government agencies such as the Department of Transportation.

Products. The products in the Company’s Water & Sewer segment include all piping products (including ductile iron, pvc, hdpe, and steel), fire hydrants, valves, fittings, storm drains, backflow prevention devices, water meters, irrigation products, pumps, tanks, concrete sewer products and concrete electrical and telephone vaults. In addition, the Company offers specialized industry services including leak detection, water system audits, hot-tapping, manhole rehabilitation, line stopping, control valve testing and repair, and engineered plant products and services.

Plumbing/HVAC

The Company is one of the nation’s largest distributors of plumbing supplies. Also included in this segment is the HVAC business, which distributes air conditioning and heating equipment. The Plumbing/HVAC segment, which accounted for 25.6% of the Company’s consolidated net sales in fiscal 2003, operates throughout the Southeastern, Southwestern, and Midwestern United States through 157 branches and five distribution centers located in 17 states.

Customers. The Plumbing/HVAC segment serves primarily the residential and commercial markets through customers such as plumbing contractors, mechanical contractors, HVAC contractors, builders, commercial and industrial purchasing agents as well as municipalities and remodeling contractors.

Exhibit 99.1

Products. The products and services in the Plumbing and HVAC product line include residential and commercial water heaters, furnaces, heat pumps, various types of pipes and fittings (including copper, steel, cast iron, poly, and pvc), air conditioning units, plumbing fixtures, faucets and accessories, pumps and sprinkler heads, commercial drains, mechanical valves, repair parts, and procurement services.

Electrical

The Company was founded 75 years ago as a distributor of electrical supplies. While the Company has expanded into other product lines and markets, the Electrical segment remains an important part of the Company’s business and an essential complement to other product lines. This segment, which accounted for 12.2% of the Company’s consolidated net sales in fiscal 2003, operates throughout the Southeastern and Southwestern United States throughout 40 branches and one distribution center located in 5 states.

Customers. The Electrical segment serves the commercial, industrial and residential markets through customers such as electrical contractors, industrial companies, original equipment manufacturers (OEMs), and commercial businesses.

Products. The products in the Electrical segment include wire management products, electrical distribution equipment, wire and cable, automation equipment, tools and fasteners, lamps, light fixtures, motor controls, energy products, wiring devices, data/communications products, and storeroom/job trailer management.

Industrial PVF

The Industrial PVF segment, which accounted for 10.2% of the Company’s consolidated net sales in fiscal 2003, distributes high quality, specialty stainless and high nickel alloy industrial PVF products for industrial, mechanical and specialty uses. This segment operates primarily in the Southwestern United States throughout 35 branches located in 14 states.

Customers. The Industrial PVF segment primarily serves the industrial markets through customers such as petrochemical, food and beverage, pulp and paper, mining, marine, and pharmaceutical companies, industrial and mechanical contractors, fabricators, wholesale distributors, exporters, and OEMs.

Products. The products in the Industrial PVF segment include valves, flanges, fittings, pipe, plate, sheet, and tubing, all offered in commodity and specialty materials, ranging from low to high pressure. Services include valve automation and repair, piping fabrication, and pipe cutting and grooving.

Utilities

The Utilities segment distributes products that electric utilities need to bring power from the generating plants through the transmission and distribution lines directly to the meters. These products and services allow the Company to provide the electric utility with the products they need in order to keep their systems operational. This segment, which accounted for 8.1% of the Company’s consolidated net sales in fiscal 2003, operates throughout 38 branches located in 16 Southeastern, Southwestern, and Midwestern states.

Customers. The Utilities segment primarily serves the public infrastructure market through customers such as investor, co-op, and municipal-owned utilities.

Products. The products in the Utilities segment include electrical distribution equipment, wire and cable, tools and fasteners, energy products, meter repair and certification, tool repair, and poleline hardware. In addition to broad and deep inventories, the Company offers supply chain management services such as warehouse integration and outsourcing, meter testing and repair, and product assembly that drive costs out of the supply chain and improve service levels.

MRO

The MRO segment, which represented 3.9% of the Company’s consolidated net sales in fiscal 2003, serves the multi-family housing market with repair and maintenance supplies throughout 23 branches in 12 states. The products in the MRO segment include the items needed to maintain an apartment unit or complex.

Customers. The MRO segment primarily serves the multi-family housing market through customers such as local, regional, and national property management companies that either own or manage local apartment complexes.

Exhibit 99.1

Products. The products in the MRO segment include plumbing and electrical supplies, appliances and parts, hardware, door and window parts, HVAC equipment and parts, pool supplies, lawn and garden, and janitorial supplies

All Other

The All Other category, which accounted for 11.4% of the Company’s consolidated net sales in fiscal 2003, is comprised of three product lines: Building Materials, Fire Protection, and Mechanical Industrial.

Building Materials. The Building Materials product line operates primarily in the Southeastern United States throughout 30 branches located in 5 states and focuses on commercial, industrial, and infrastructure projects.

Customers. The Building Materials product line primarily serves the commercial, industrial and infrastructure markets through customers such as general contractor and subcontractors, including concrete, masonry, and road and bridge contractors.

Products. Products in the Building Materials product line include concrete and masonry supplies and accessories, lumber, bridge rail, overhang brackets, erosion control products, bearing pads, tilt-up bracing rental and lifting and bracing inserts, sealants, waterproofing and fireproofing materials, commercial washroom specialties, tools, and accessories.

Fire Protection. The Fire Protection product line offers complete fire protection pre-fabrication capabilities, which allows the Company to fabricate entire fire protection systems, deliver them to customers’ jobsites and provide service during the installation. The Fire Protection business operates throughout the United States throughout 16 branches in 11 states.

Customers. The Fire Protection product line serves in the commercial construction, residential construction, and industrial markets through customers such as fire protection contractors, subcontractors, and builders.

Products. Products and services in the Fire Protection product line include sprinkler heads and devices, steel pipe and fittings, backflow prevention devices, valves, hydrants, air compressors, and fabrication.

Mechanical Industrial. The Mechanical Industrial product line distributes valves, actuators, accessories, and provides consulting services. This business operates in the Southeastern United States throughout 10 branches in 3 states.

Customers. The Mechanical Industrial product line serves primarily the commercial and industrial markets through customers such as fabricators, OEMs, industrial subcontractors, mechanical contractors, exporters, municipalities, purchasing agents, maintenance departments, engineering departments, and planners.

Products. Products and services in the Mechanical Industrial product line include carbon, stainless and thermoplastic pipe, valves, fittings and accessories, steam traps, actuators, valve positioners, gauges, sanitary piping systems, valve automation and repair, HDPE piping fabrication and field installation, pipe cutting and grooving.

Customers

The Company currently serves over 75,000 customers, and no single customer accounts for more than 1% of total annual sales. Unlike do-it-yourself home center retailers, the Company does not market its products to retail consumers. Consequently, the Company differentiates itself with respect to its customer base, breadth of products offered, and level of service provided. Management believes that the Company’s customers are typically professionals who choose their vendors primarily on the basis of product availability, price, relationships with sales personnel, and the quality and scope of services offered by such suppliers. Furthermore, professional customers generally buy in large volumes, are repeat buyers because of their involvement in longer-term projects, and require specialized services not typically provided by do-it-yourself home center retailers. The Company provides its customers with credit services, design assistance, material specifications, scheduled job site delivery, job site visits to ensure satisfaction, and technical product services (including blueprint take-off and computerized order quotes). Accordingly, the Company has been able to serve customer groups that do-it-yourself home center retailers generally do not emphasize.

Exhibit 99.1

Vendors

The Company has a centralized vendor development department, which is solely attentive to fostering key relationships, consolidating purchasing volume, and refining agreements with the Company’s vendors. The Company purchases from over 11,500 manufacturers and vendors, of which approximately 700 are part of the Company’s Preferred Vendor Program. This program leverages the Company’s existing relationships with a number of vendors and helps to increase sales of their products through various initiatives; including sales promotions, cooperative marketing efforts, and product exclusivity. The Company actively solicits volume-purchasing discounts and rebates from its preferred vendors and is constantly working to consolidate its purchases to more effectively manage inventories, accounts payable, and freight. This program has resulted in stronger, more strategic relationships with a more concentrated group of vendors. In addition, the Company has focused on converting vendors to electronic data interchange (“EDI”) to improve back-office efficiencies. The Company has a freight management program, with similar goals of reducing its number of freight vendors and controlling the cost of inbound and outbound freight. No single vendor accounted for more than 5% of the Company’s total purchases during fiscal 2003.

Distribution and Logistics

The Company’s distribution network consists of 451 branches and six central distribution centers in the United States. The efficient operation of the Company’s distribution network is critical in providing quality service to the Company’s customer base. The Company’s central distribution centers and branches use technology in warehouse management to optimize receiving, inventory control, picking, packing, and shipping functions. The Company’s purchasing agents in its branches use a computerized inventory system to monitor stock levels, while central distribution centers in Arizona, Florida, Georgia, North Carolina, and Texas provide purchasing assistance as well as a broad stock of inventory which supplements the inventory of the branches. In addition, the Company uses several of its larger branches in other parts of the country as distribution points for certain product lines.

The substantial majority of customer orders are shipped from inventory at the Company’s branches. The Company also accommodates special orders from its customers and facilitates the shipment of certain large volume orders directly from the manufacturer to the customer. Orders for larger construction projects normally require long-term delivery schedules throughout the period of construction, which in some cases may continue for several years.

Sales and Marketing

The Company employs a specialized and experienced sales force for each of its product lines, including approximately 900 outside sales representatives who call on and work with professional buyers for contractors and subcontractors. They provide product specifications and usage data, design alternatives, and job quotes in an effort to assist them in fulfilling their material needs. Approximately 700 inside account and 300 counter associates expedite orders, deliveries, quotations, requests for pricing, and the release of products for delivery.

The sales and marketing department offers the sales force the tools they need to communicate the benefits of the Company to customers, prospects, and business partners. The department’s focus is to help drive sales and market the Company’s branches in numerous ways: from sales support in the Company’s focus areas, to brochures and catalogs sales representatives can take on customer calls, and from strategic sales and marketing planning to comprehensive promotional programs.

In order to reinforce the Company’s positioning as one of the premier distribution companies, a direct, simple tagline has been created for use in advertising and promotion, “Solutions. Supply. Service.” This statement embodies Hughes’ brand promise – “We will help find solutions to your business problems, supply the materials and skills to make these solutions a reality, and will provide the best service available to you, our customer.”

The sales and marketing department created two divisions to expand the Company’s business within the government and healthcare markets. Each of these efforts is supported by select vendors who have a special interest in growing in these areas. The government program is designed to effectively solicit and secure local, state, and national bids in the government area. By fall of fiscal 2004, the Company hopes to sign a general services administration (“GSA”) contract that will streamline the federal bid process. Further the government initiative has been awarded a prestigious national contract with U.S. Communities, the largest local government purchasing alliance in the country. At the same time, the Company is centralizing the preparation of bid packaging from the

Exhibit 99.1

individual branches to the sales and marketing department. The healthcare sales initiative is aimed at identifying, developing, and pursuing current hospital, assisted living, and other related healthcare new construction and MRO opportunities along with cultivating key relationships within the healthcare community and its key contractors and subcontractors. The Company has aligned itself with several vendors to facilitate these initiatives.

Information Technology (“IT”)

The Company’s IT systems are capable of supporting numerous operational functions including purchasing, receiving, order processing, shipping, inventory management, sales analysis, and accounting. The Company’s customers and sales representatives rely on these systems for real-time information on product pricing, inventory availability, and order status. The systems also provide management with information relating to sales, inventory levels and customer payments, and with other data that is essential for the Company to operate efficiently and provide a high level of service to its customers. The Company believes that its continued investment in upgrading and consolidating its IT systems is necessary to provide a platform to continue its strategic growth, efficiency, and customer service initiatives.

The Company is implementing the Eclipse Distribution Management System, which is an e-commerce enabled, customer fulfillment, inventory management, logistics, and distribution management system. It is designed specifically for MRO- and contractor-oriented distributors. The Company began implementing this software, referred to as Hughes Unified, in December 2001 and expects implementation to be phased in over the next several years. The Company believes that this timeframe will enable it to reduce risk, minimize customer disruption, and spread implementation costs. As of March 31, 2003, the Company has 61 branches operating on the new Hughes Unified operating system. Once implementation is complete, the Company expects to be operating primarily under one platform, compared to its 23 current operating systems. The Company believes that consolidation of its operating systems allows for increased operational efficiencies, particularly in the area of working capital management, provides a means for decreasing transaction costs, and provides the Company with the infrastructure necessary to realize administrative synergies associated with past and future business acquisitions.

The Company continues its e-business initiative to provide its customers with the technological enhancements they need. The Hughes’ website, www.hughessupply.com, was greatly improved in fiscal 2003. On-line ordering capabilities were enhanced providing customers with the ability to review their account status and order products directly via the internet.

The Company continues to invest in technology infrastructure. These investments support the strategic initiatives of the Company and lay the groundwork for continuing future innovation.

Operating Strategy

The Company’s operating strategy is based on decentralizing, at the branch level, customer-related functions such as inventory management. Each of the Company’s branch managers has the authority and responsibility to set sales pricing and tailor the inventory offering and mix (as well as the nature of services offered) in order to meet local market demand. The Company has successfully merged its broad geographic scope with a local market feel and focus, allowing the Company to offer superior customer service and fulfill each specific need for its customers while maximizing product sales.

The administrative responsibilities for certain functions such as credit, human resources, finance and accounting, legal, and information technology are centralized at the corporate level.

Exhibit 99.1

All operating branches are assigned to one of the Company’s ten active product lines, each of which is led by a regional manager. Under this structure, the Company’s branches are grouped into territories, territories into districts, districts into regions, and regions into segments. Territory managers generally have oversight responsibility for branches within a territory as well as direct responsibility for a specific branch within the territory. District managers have responsibility over certain groups of branches but do not have direct responsibility for a specific branch. District and territory managers report to regional managers. Regional managers report to the Group presidents. Management believes its organizational structure is designed to enhance the Company’s competitive position in the marketplace by intensifying the Company’s focus on satisfying customer needs, strengthening vendor relationships, and streamlining the decision-making processes of the Company. Key elements of the Company’s operating strategy include:

Local Market Focus

Hughes has organized its branches as autonomous, decentralized branches capable of meeting local market needs and offering competitive prices. Each branch handles one or more of the Company’s product lines and operates as a separate profit center with its own specialized and experienced sales force. Each branch manager has the authority and responsibility to set pricing and tailor the inventory offering and mix (as well as the nature of services offered) in order to meet the local market demand. In addition, each branch manager is responsible for purchasing, maintaining adequate inventory levels, cost control, and customer relations. A substantial portion of a branch manager’s compensation is dependent on their branch’s financial performance. The Company has been able to tailor its branch size and product offerings to meet perceived market demand. As a result, the Company successfully operates branches in secondary cities where management believes it has achieved significant market share and in larger metropolitan areas where it has established a sound market presence.

Superior Customer Service

Substantially all of Hughes’ sales are to professional customers with whom the Company has developed long-term relationships. These relationships are based on the Company’s history of providing superior service, which in turn creates trust. Customer services provided by the Company include credit, design assistance, material specifications, scheduled job site delivery, job site visits to ensure satisfaction, technical product services (including blueprint take-off and computerized order quotes), and assistance with product returns.

In addition to the sales and marketing department initiatives discussed above, the Company operates under a focus of 12 Commitments to Customer Service. They are a compilation of essential principles that every member of the Hughes team should be guided by on a daily basis. The goal encompassed in every one of the 12 Commitments is for the Company to be the best in customer service in each of the industries it serves.

Comprehensive and Diversified Product Categories

As part of its emphasis on superior customer service, the Company offers more than 300,000 products at competitive prices. Distribution of a wide variety of products within each product category helps the Company’s customers manage their inventory, arrange for consolidated delivery requirements, and purchase a greater portion of total job specifications. The depth and breadth of the Company’s product categories allows Hughes to service all of its customers’ needs. The Company is diversified across multiple product categories, geographic regions, and various sectors of the construction industry (such as commercial, residential, public infrastructure, and industrial), which lessens its dependence upon market conditions applicable to any of its product categories or any single sector of the construction industry. This product diversification provides opportunities for the Company to participate in multiple phases of construction projects, capturing more of the total construction spending dollar and spanning the entire construction cycle.

Well-Trained and Experienced Workforce

The Company has implemented extensive employee recruiting and training programs to ensure that its employees have the skill levels necessary to compete effectively in today’s marketplace. The Company utilizes in-depth training seminars covering basic and advanced product knowledge, as well as multiple levels of selling, purchasing, negotiating, and management skills workshops. The Company has also developed a recruiting and training program to increase the number of qualified applicants introduced into its management and sales ranks.

The Company’s corporate management, branch managers, outside sales representatives, and inside sales account associates have considerable experience with the Company. Hughes has a proven executive management team with in-depth industry knowledge, which has demonstrated its ability to effectively lead the Company through periods of competitive pressures and industry change.

Centralized Administrative Functions

The Company has centralized administrative functions, including credit, human resources, payroll, finance and accounting, legal, and information technology. Centralization of human resources, finance and accounting functions ensures conformity in policy and lower costs of administration. The Company’s credit function is essential to its success. Dedicated credit managers and credit directors are assigned to specific geographic areas in the United

Exhibit 99.1

States. All credit decisions are researched, analyzed, and approved by the regional credit managers and regional credit directors to ensure conformity and quality of credit decisions across the Company’s operations.

Growth Strategy

Historically, the Company operated strictly as a Southeastern regional distributor with sales mostly dependent on new residential construction. In an effort to reduce its exposure to cyclical, seasonal, and regional fluctuations, Hughes began to pursue acquisitions and branch openings in new geographic locations and increased its focus on less cyclical replacement and repair services. Over the past decade, the Company has successfully diversified its geographic presence, product offering, and end-user mix. The Company currently operates 451 branches in 34 states and has a balanced end-user mix across a wide variety of products. In addition, the Company has successfully built a strong sales base and market presence that enables it to leverage its existing operations into previously untapped markets.

Many local and regional distributors are privately-owned, relationship-based companies. Such distributors often have limited purchasing power, lack sufficient resources to offer broad product lines and multiple brands, and lack the sophisticated inventory management and control systems necessary to operate multiple branches efficiently. As a result, such distributors target their services to a particular type or size of customer and/or a particular product category. To counter the limitations experienced by small distributors, certain wholesale distributors, including the Company, have grown considerably through acquisitions. This expansion has enabled the Company to service various sizes and types of customers with multiple product categories and to diversify its sales across various types of construction and end users of its products. Because of the Company’s strong competitive position, size, and management infrastructure, management believes that the Company is well positioned to continue to benefit from consolidation trends within the wholesale distribution business.

The Company’s strategy for growth has focused on both internal growth and growth through acquisitions. Historically, the Company has centered its internal growth and growth through acquisitions around customer groups and products which help it to diversify geographically and product-wise, capturing more of the total construction dollar. These products generally offer higher margins and are less dependent on new construction. Management believes that the Company’s product, market and geographic diversification helps reduce the impact of economic cycles on its profitability. A summary of the Company’s internal growth and acquisition program follows.

Internal Growth

Over the last five years, the Company has grown internally through increases in comparable branch sales and the opening of new branches. Comparable branch sales increases have been attributable to new product introductions within existing branches, such as fire protection equipment and concrete fabrication products, fiber-optic products, and the higher value-added services such as integrated supply, national account business, and complete warehouse management contracts. Since January 31, 1998, the Company has opened 70 new branches (excluding branches opened and closed within this time period). During fiscal 2003 and 2002, the Company opened 7 and 16 branches, respectively. New branches are generally opened to fill in existing market areas or to accommodate the split out of branches handling multiple product lines. Over the past two years, the Company has slowed the pace of new branch openings as a result of the economic slowdown in the United States.

Since January 31, 1998, the Company has closed 51 branches, excluding branches that were opened and closed within this time period and branches that were sold as part of the divestiture of its pool and spa business in January 2001. The Company closed these branches because they did not strategically fit into the Company’s core businesses and/or they did not perform to expectations. During fiscal 2003 and 2002, the Company closed 7 and 43 under-performing branches, respectively, including its e-commerce venture. The Company will continue to evaluate the operations and performance of its branches over the next fiscal year.

Acquisitions

Historically, the Company has pursued an active acquisition strategy to capitalize on the large, growing, and highly-fragmented markets in which it competes. The Company’s acquisition strategy focuses on acquiring profitable, private, wholesale distribution businesses with strong management teams and well-developed market positions and customer relationships. The Company identifies acquisition targets that present growth opportunities and complement its existing structure, allowing the Company to benefit from synergies resulting from the integration of these targets’ operations with its own. Management believes that significant acquisition opportunities exist in

Exhibit 99.1

each of its product categories. The Company categorizes its acquisitions as either fill-in or new market acquisitions.

Fill-in acquisitions represent acquisitions of primarily small companies that distribute some of the same product lines as the Company in geographic areas already served by Hughes. Since January 31, 1998, the Company has added 24 branches through the completion of 10 fill-in acquisitions. The Company’s management believes that significant additional fill-in acquisition opportunities are available.

New market acquisitions represent the addition of new product lines, primarily within the Company’s existing product categories, or the entry into new geographic markets, or both. The Company’s principal acquisition criteria with respect to new market acquisitions has been to:

•	add products and product lines with higher gross margins;

•	increase sales to the replacement and industrial markets (that tend to be less cyclical than new construction markets);

•	achieve greater geographical diversification;

•	develop additional opportunities for future fill-in acquisitions and new branch openings; and

•	expand its current product offering from leading suppliers.

Since January 31, 1998, the Company has completed 16 new market acquisitions representing 85 branches, including the acquisition of Utiliserve Holdings, Inc. and its subsidiaries (“Utiliserve”), a wholesale distributor of electrical transmission and distribution products and services to the United States’ electric utility industry. Utiliserve was acquired in August 2002 and operates through 24 branches located in 10 states. As a result of the acquisition, the Company expects to be a leading provider of electrical transmission and distribution products and services in the United States. It also expects to expand the development of customer contracts as a result of Utiliserve’s value-added services, including vendor-managed inventory, collaborative emergency response, and job-site delivery. Through its supply chain management solutions, Utiliserve is able to assume full responsibility for its customers’ warehouse, work-flow, and inventory management needs.

Seasonality

The Company’s operating results are impacted by seasonality. Generally, sales of the Company’s products are higher in the second and third quarters of each year due to more favorable weather conditions during these periods. Seasonal variations in operating results may also be significantly increased by inclement weather conditions, such as cold or wet weather, which can delay construction projects.

Competition

Management believes that the Company is one of the largest wholesale distributors of its range of products in the United States and that no other company competes against it across all of its product categories. However, there is strong competition in each product category distributed by the Company. The main sources of competition are other wholesalers, manufacturers who sell certain lines directly to contractors and, to a limited extent, retailers in the markets for plumbing, electrical fixtures and supplies, building materials, and contractors’ tools. The principal competitive factors in the Company’s business are product availability, pricing, technical knowledge as to application and usage, and advisory and other service capabilities, which develop the trust factor needed in successful customer relationships.

Inventories

The Company is a wholesale distributor of construction and industrial materials and maintains significant inventories to meet rapid delivery requirements and to ensure a continuous allotment of goods from suppliers. As of January 31, 2003, inventories totaled approximately $438.5 million and represented approximately 30.5% of the Company’s total assets.

Employees

As of January 31, 2003, the Company had 7,160 employees consisting of 17 executives, 676 managers, 2,106 sales personnel and 4,361 other employees, including truck drivers, warehouse personnel, office workers, and clerical workers. This included approximately 200 employees as a result of the acquisition of Utiliserve. Excluding the

Exhibit 99.1

acquisition of Utiliserve, the Company’s workforce decreased 2.7% from fiscal 2002. This decrease was primarily the result of the elimination of various management and staff positions to bring headcount more in line with current economic conditions and to streamline the Company’s operations. The Company considers its relationships with its employees to be good.

The Company announced its plan for Chief Executive Officer (“CEO”) succession plans in March 2003. Effective at the Company’s annual meeting in May 2003, the Company will appoint its President and Chief Operating Officer (“COO”), Thomas Morgan, to the additional post of CEO. Mr. Morgan was recruited two years ago to serve as President and COO. In the Company’s 75-year history, the Company has only had three other CEOs. The first was Russell Hughes, the second was Harry Hughes, and in 1974, David Hughes was elected to the office of CEO. For continuity and for the Company to benefit from his years of experience, David Hughes will remain as Chairman of the Board.

In March 2003, the Company announced the creation of the department of strategic business development/mergers & acquisitions to be headed by J. Stephen Zepf. This represented a shift in his responsibilities from his previous role of Chief Financial Officer (“CFO”). The new department will consolidate tasks, currently managed through several departments, including the identification, evaluation, pricing, closing, and integration of strategic acquisitions; and the negotiation, establishment, and implementation of strategic alliances. Concurrent with this organizational change, the Company appointed David Bearman to the offices of Executive Vice President and CFO effective March 18, 2003. Most recently, Mr. Bearman served as CFO for NCR Corporation from 1998 to 2001, and previously served as CFO for nine years at Cardinal Health, Inc., a major pharmaceutical and medical products distributor and services provider.

Environmental Laws

Compliance with federal, state, and local environmental protection laws has not had in the past, and is not expected to have in the future, a material effect upon the Company’s consolidated financial statements.

Risk Factors

The following factors could significantly affect the Company’s operations and financial results and cause its results to differ from those anticipated by forward-looking statements in this report:

The Company’s operating results are linked to the strength of the construction markets.

Demand for the Company’s products depends highly on the commercial, residential, and industrial construction markets. The level of activity in the commercial construction market depends largely on vacancy rates, interest rates, regional economic outlooks, the availability of financing, and general economic conditions. The level of activity in the residential construction market depends on new housing starts and residential renovation projects. Factors influencing the demand for new housing starts and residential renovation projects include interest rates, availability of financing, housing affordability, unemployment, demographic trends, gross domestic product growth, and consumer confidence. The level of activity in the industrial construction market depends on the industrial economic outlook, corporate profitability, interest rates, and capacity utilization. The factors influencing each of the Company’s market segments are not within its control. Since each of the Company’s market segments is sensitive to cyclical changes in the economy, future downturns in the economy or lack of improvement in the economy may adversely affect its results of operations. The Company is especially susceptible to economic fluctuations in Florida, Texas, North Carolina, and Georgia, which accounted for approximately 24%, 16%, 9%, and 9% of its consolidated net sales, respectively, in fiscal 2003.

Fluctuating commodity prices and unexpected product shortages may impair the Company’s operating results.

The cost of stainless steel, aluminum, copper, nickel alloys, plastic, and other commodities used in products distributed by the Company can be volatile. Significant fluctuations in the cost of such commodities may adversely affect the Company’s results of operations and contribute to cyclicality in its operating performance. In total, the Company distributes construction materials and supplies from over 11,500 vendors, no one of which accounted for more than 5% of total material and supply purchases during fiscal 2003. Despite this widely diversified base of manufacturers and vendors, the Company may still experience shortages as a result of unexpected demand or production difficulties. If this were to occur and the Company was unable to obtain a sufficient allocation of

Exhibit 99.1

products from manufacturers and vendors, there could be a short-term adverse effect on its results of operations. In addition, the Company has entered into strategic partnerships with certain vendors. The Company’s inability to maintain such partnerships, and the loss of the competitive pricing such partnerships offer the Company could adversely affect its results of operations.

The Company operates in a very competitive marketplace.

The wholesale construction supply industry is highly competitive and fragmented. The principal competitive factors in the Company’s business are:

•	availability of materials and supplies;

•	pricing of products;

•	availability of credit;

•	technical product knowledge as to application and usage; and

•	advisory or other service capabilities.

The Company’s competition includes other wholesalers, manufacturers who sell certain products directly to its customer base, and certain customers. The Company also competes, to a limited extent, with retailers in the markets for plumbing, electrical fixtures and supplies, building materials, and contractors’ tools. Competition varies depending on product line, customer classification, and geographic market. The Company may not be successful in responding effectively to competitive pressures, particularly from competitors with substantially greater financial and other resources than the Company.

The Company relies heavily on its key personnel.

The Company is highly dependent upon the skills, experience, and efforts of its executive officers. The loss of one or more of its executive officers could have a material adverse effect on its business and development. Hughes’ growth also depends in part on its ability to attract and retain qualified managers, salespersons, and other key employees and on its ability to manage growth successfully. The Company may not be successful in attracting and retaining such employees or in managing its growth successfully, which may in turn have an adverse effect on its results of operations.

Dividend payments are restricted.

The decision to pay dividends and the amount of such payments depends on the Company’s results of operations, financial condition, capital requirements, and other factors that the board of directors deem relevant. The Company is also party to certain debt instruments and agreements that contain provisions limiting the amount of dividends that may be paid by the Company to its shareholders. In the future, the Company may become a party to debt instruments or agreements that may further restrict its ability to pay dividends.

The Company’s stock price may fluctuate substantially.

The market price for the Company’s common stock may fluctuate substantially based, among other factors, on:

•	availability of credit;

•	the Company’s operating results;

•	the operating results of other companies in the wholesale construction supply industry;

•	changes in general economic conditions;

•	changes in the financial markets; and

•	other developments affecting the Company or its competitors.

The Company’s sales are predominately on credit.

The Company distributes materials, equipment, and supplies for the construction and industrial markets primarily in the Southeastern, Southwestern, and Midwestern United States. Approximately 95% of the Company’s net sales are credit sales made primarily to customers whose ability to pay may depend on the economic strength of the construction industry. Cyclical changes in the economy, future downturns in the economy, or the ability of the

Exhibit 99.1

Company to access capital markets could adversely affect the Company’s ability to extend credit or collect accounts receivable. These circumstances may adversely impact the Company’s results of operations. The Company obtains lien and bond rights to minimize its exposure for uncollectible accounts.

Quarterly results are seasonal.

The Company’s net sales and net income are seasonal. Hughes has historically experienced lower operating results in the first and fourth quarters than in the second and third quarters of its fiscal year. Seasonal variations in operating results may also be significantly increased by weather conditions, such as cold or wet weather, which can delay construction projects. Political and economic events can also affect revenues. If sales fall below expectations, the Company’s operating results may be adversely affected.

The Company’s operations may be impacted by the success of its system integration project.

The Company is continuing with its implementation of the new Hughes Unified operating system and expects implementation to be completed over the next several years. The Company believes that this timeframe will enable it to reduce risk, minimize customer disruption, and spread implementation costs. The Company may be adversely affected if the new operating system does not meet management’s expectations that it will offer a competitive and efficiency advantage.

Certain anti-takeover provisions may make the Company’s stock less attractive to investors.

Certain provisions of the Company’s Restated Articles of Incorporation, as amended, and Florida law may make it more difficult for a third party to acquire a controlling interest in the Company even if such change in control would benefit shareholders. These provisions may delay or prevent transactions in which shareholders would receive a substantial premium for their shares over then prevailing market prices. These provisions may also limit shareholders’ ability to approve transactions they may otherwise believe are in their best interests. Such provisions include:

•	a provision dividing the board of directors into three classes of directors elected for staggered three-year terms;

•	a provision authorizing the issuance of preferred stock without shareholder approval; and

•	a provision requiring that certain business combinations receive approval by two-thirds of its voting stock.

Available Information

The Company makes available on its website, www.hughessupply.com, under “Investor Relations”, free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after the Company electronically files or furnishes such materials to the SEC. During the period covered by this report, the Company posted its periodic reports on Form 10-K, Form 10-Q, and its current report on Form 8-K and any amendments to those documents to its website as soon as reasonably practicable after those reports were filed or furnished electronically with the SEC.